Exhibit 10.61


                              DISTRIBUTOR AGREEMENT


              THIS AGREEMENT made this 19th day of September, 2002


                                    BETWEEN:

                             LEADTEK RESEARCH, INC.
             a corporation organized and existing under the laws of
             the State of California, having its principal office at
                     46732 Lakeview Blvd., Fremont, CA 94538
                                   ("LEADTEK")

                                       And

                                VISEON PVT, INC.
               a corporation organized and existing under the laws
             of the State of Nevada, having it's principal office at
     8700 North Stemmons Freeway, Suite 310, Dallas, TX 75247 (Distributor)


THIS AGREEMENT WITNESSETH THAT in consideration of the mutual covenants and agreements set forth below, the parties covenant and agree as follows:

    1 DEFINITIONS
    For the purposes of this Agreement, the following terms shall have the meanings set forth below:

    1.1 "Products" means the IP Broadband Videophones currently sold as the BVP 8770 with the trademark of Leadtek.

    1.2 "Market" mean those parties within the "Territory" who can be identified as seeing value in the "Products" by the Distributor.

    1.3 "Territory" means North America, including the United States of America and Canada.

    1.4 "Trademarks" means the trademarks "LEADTEK", together with such other trademarks, service marks, trade dress, logos, brand names and/or trade names of LEADTEK, as the parties may add subsequently by mutual agreement in writing.


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    2   APPOINTMENT
    2.1 Subject to all terms and conditions set forth herein, LEADTEK hereby appoints the Distributor as the exclusive distributor of the Products to customers within the Market with physical and operating offices in the Territory and the Distributor hereby accepts such appointment.

    2.2 Subject to the date and terms of this Agreement, LEADTEK shall not have the right to appoint other distributors or dealers for the Products in the Territory or to sell, market, the Products through its own employees, resellers, distributors, agents or sales representatives in the Territory.

     2.3 The following customers and/ or Accounts are also excluded from this
         Agreement:


    3   RIGHT TO USE TRADE MARKS
    3.1 LEADTEK hereby grants to the Distributor for the term of this Agreement, and subject to the terms and conditions herein, a non-exclusive, non-transferable right to use the Trade Marks within the Territory in connection with the Products sold by the Distributor in the Territory in accordance with the terms of this Agreement, in the manner as approved by LEADTEK in writing by an authorized officer of LEADTEK prior to each type of usage (e.g., co-branding, advertising, Packaging). Such approval shall not be unreasonably withheld.

    3.2 The Distributor shall use the Trademarks only in the Territory and only in connection with the marketing, use, sale and distribution of the Products. The Distributor acknowledges LEADTEK's right, title and interest in and to the Trademarks and agrees to make no use of any of the Trade Marks except as herein specifically provided. The Distributor shall use or display the Trademarks only in conjunction with such words as indicate that the Trademarks are the property of LEADTEK. The Distributor acquires no right, title or interest in or to the Trademarks hereunder and any and all goodwill associated with the Trademarks will inure exclusively to the benefit of LEADTEK and its licensors. During the term of this Agreement and after termination hereof, the Distributor shall not dispute or contest, for any reason whatsoever, directly or indirectly, the validity, ownership or enforceability of any of the Trademarks. The Distributor shall execute such documents and do all such acts and things as may be necessary in LEADTEK's reasonable opinion to establish ownership of any rights in and to the Trademarks.

    3.3 The Distributor agrees that if it is notified or otherwise obtains knowledge of any Alleged infringement of the Trademarks, the Distributor will promptly notify LEADTEK. No legal proceedings shall be instituted by the Distributor against Any third party in respect of any such alleged infringement without the prior Written consent of LEADTEK.


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    4   OTHER RIGHTS
    4.1 Rights of the Distributor. Subject to Section 2 hereof, the Distributor shall have the exclusive right to market, distribute or sell the Products within the defined Territory, including, without limitation (a) the right to market, distribute or sell the Products, on a stand-alone basis in packages as approved in writing by LEADTEK, and (b) the right to market, distribute or sell the Products in combination with (i) products, components, systems or services the right to use of which has been obtained by the Distributor from third parties (ii) products, components, systems or services developed or provided directly by the Distributor subject to Leadtek prior written approval in each instance and/or (iii) any other product, component, system or service mutually agreed upon by the parties to this Agreement. LEADTEK acknowledges that Distributor is in the business of selling video conferencing systems from a variety of manufacturers, but there will be no products sold by Distributor in the Market, throughout the Territory that directly compete with the same features and pricing with sales of LEADTEK manufactured products as defined in Paragraph 1.1, except for products sold by Distributor on an OEM basis which are manufactured by Leadtek. Distributor will not modify Product or Product packaging in any way without prior written approval by Leadtek.

    4.2 The Distributor cannot make any changes to the Products or their packaging without the prior written consent of LEADTEK.


    5   TERM
    5.1 This agreement shall be effective on the date first set forth above and shall continue in effect for until February 29, 2004, unless earlier terminated in accordance with the provisions of Section 26 hereof. The terms and conditions of this Agreement shall continue to apply to any purchase order issued under the normal course of business hereunder ("Purchase Order") until final delivery is made even if such delivery is made after this Agreement terminates.

    5.2 This Agreement may be extended for an additional one (1) year term by mutual written agreement of the parties at least thirty (30) days prior to the expiration of the current term.


    6   PRICES
    6.1 The current LEADTEK Price List for each of the Products is contained in Schedule "B" attached hereto. LEADTEK shall have the right to reduce the Price List for any Product upon thirty (3) days prior notice to the Distributor. The resulting change(s) shall not apply to purchase orders accepted by LEADTEK before the effective date of the change.


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    6.2 The prices are exclusive of any taxes of any nature whatsoever, including, without limitation, sales, or privilege taxes, all of which shall be paid by the Distributor, except for any taxes based on LEADTEK's net income. Any and all taxes related to the import of the Products shall be paid by LEADTEK.

    6.3 In the event of a reduction of the prices (net of any discounts), orders for Products affected by the price reduction shall be adjusted to reflect the price decrease, meaning that all outstanding Purchase Orders will be adjusted to take this new price. The Distributor will receive a credit equal to the difference between the original Distributor price and the new lower price (net of any discounts) on inventory in the Distributor's stock not over forty-five (45) days old upon the effective date of the price reduction to be applied against the new purchase orders.


    7   PURCHASE ORDERS
    7.1 All purchase orders submitted by the Distributor to LEADTEK shall be directed to:

                             LEADTEK RESEARCH, Inc.
                             46732 Lakeview Blvd.
                             Freemont, CA 94538
                             Attn: Margaret Huang

    7.2 The terms and conditions of the Agreement shall apply to any purchase order placed by Distributor. In the event of any inconsistent, different or additional terms as set forth in any purchase order issued by Distributor, such inconsistent, different or additional terms shall be of no force and effect whatsoever and this Agreement shall be governing. Any such purchase order shall be deemed to Have been issued by Distributor solely for its internal administrative purposes.

    7.3 All Purchase Orders are issued, non-cancelable, by Distributor to Leadtek, thirty days before beginning of each quarter, and will include delivery dates for three monthly shipments no one month of which will contain less than twenty five (25) percent of the total order volume, based upon minimum commitment levels outlined in Schedule C. Additional purchase orders can be placed at any time with a thirty day lead time for shipment of Products included on these purchase orders.


    8   PAYMENT TERMS
    8.1 Payment for Products will be made by Distributor to LEADTEK by wire transfer within three days of shipment of product from FOB point at Fremont, CA based on the applicable bill of lading. A standby Letter of Credit shall be provided by Distributor for the benefit of Leadtek in an amount sufficient to cover shipments Within the following 30 days.


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    8.2 If, at Leadtek's sole judgment, the distributor's financial condition at any time prior to shipment so warrants, the Leadtek may suspend delivery of Products until the Distributor provides assurance of performance, satisfactory of Leadtek, or prepay for such Products before shipment.

    8.3 All payments shall be made in accordance with the instructions appearing on LEADTEK's invoices. The Distributor agrees that if any payments due to Leadtek are not made when due, the distributor shall thereupon pay a late charge to Leadtek on such overdue payment at the rate of the higher of (i) five (5%) percent per annum or (ii) the highest permissible by the laws until such overdue payments have been paid in full. This obligation to pay a late charge shall not be constructed to obligation of Leadtek to allow any payments to be made after the dates upon which are due or to obligate Leadtek to grant any extension of time in the terms of payment. All fees and expenses (including attorney fees and expenses) incurred for the collection of delinquent charges will be payable by the Distributor


    9   TERMS OF SHIPMENT
    9.1 All shipments will be made F.O.B. Fremont, CA. The Distributor shall make all shipping arrangements and denote them on each purchase order or release. The Distributor shall pay for all shipping charges, cost of insurance, and any Applicable sales or usage tax.

    9.2 The delivery date for purposes of this Agreement shall be the date that the Distributor and LEADTEK agree upon, in writing, for delivery of the Products and that is incorporated in writing by the Distributor in its Purchase Order.

    9.3 LEADTEK will provide standard packaging for the Products, suitable for shipment via UPS or other common carrier.


    10  TITLE AND RISK OF LOSS
    Title to all Products passes to the Distributor upon LEADTEK's delivery of Products to carrier or the Distributor's agent, whichever occurs earlier. LEADTEK will not be liable for loss, delay in delivery, or damage to any Product after title has passed to the Distributor.


    11   RETURNS (OTHER THAN FOR AUTHORIZED STOCK ROTATION)
    11.1 Any Products returned to LEADTEK will be repaired or replaced by Leadtek within twenty-one (21) days of receipt of returned merchandise, depending upon which course of action and resolution is deemed more appropriate in a given circumstance, based on the following conditions:


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         11.1.1  A written request for a Return Merchandise Authorization (RMA)
                 must be made and granted by LEADTEK, in advance of the return.

         11.1.2 All returns by Distributor must be made freight pre-paid unless Leadtek has provided Products that aggregate to a failure rate in excess of three percent (3%) of the total products purchased. If such failure rate exceeds three percent (3%) then Leadtek shall pay the freight for the returned defective Products above this three percent (3%) and shall pre-pay the freight for same to Distributor FOB Dallas, Texas for any replacement Products.

         11.1.3 Product will not be accepted that was held by the Distributor for a period Longer than six (6) months from the shipping date.

         11.1.4 LEADTEK will not accept for return discontinued Products unless such products were purchased prior to the announcement of their discontinuance.


    12   TERMINATION/CANCELLATION/RESCHEDULING CHARGES
    12.1 The Distributor shall have the right to delete, cancel, and/or reschedule standard Products to be delivered under any purchase order. Such deletions, cancellations and/or rescheduling must be submitted to LEADTEK in writing at least thirty (30) days prior to the scheduled ship date of said Products in order to avoid cancellation/rescheduling charges. Any deletions, cancellations, or rescheduling made less than thirty (30) days prior to shipment shall be subject to the following charges:

         12.1.1 Standard Units & Options: Twenty percent (20%) of the selling price;

         12.1.2 Modified or Special Units: One Hundred percent (100%) of the selling price;

    12.2 Cancellation charges will not be applicable to any order, which the Distributor is forced to cancel, due to late or missed delivery by LEADTEK by at least 14 days.


    13   EXPENSES
         The Distributor shall pay all costs and expenses incurred by its organization and/or its employees, agents and representatives.


    14   CONFIDENTIAL INFORMATION
    14.1 The Distributor shall not utilize or disclose any confidential information, knowledge, or data concerning inventories, improvements, business, engineering, production methods, and/or trade secrets of


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         LEADTEK (the "Confidential Information"), except as LEADTEK may otherwise consent to in writing or unless the same information has become public knowledge through no fault by the Distributor.

    14.2 LEADTEK shall not utilize or disclose any confidential information, knowledge, or data concerning inventories, improvements, business, engineering, production methods, customer information and/or data and/or trade secrets of the Distributor, except as the Distributor may otherwise consent to in writing or unless the same information has become public knowledge through no fault by LEADTEK.


    15   DISTRIBUTOR'S DUTIES
    15.1 The Distributor will use its best efforts to actively promote the marketing, sales, and distribution of Products to meet and hopefully exceed the minimum purchase requirements necessary to maintain exclusivity.

    15.2 The Distributor will provide prompt and effective service to customer orders, questions, and problems.

    15.3 The Distributor will uphold LEADTEK's image by handling claims, complaints, and customer service issues expeditiously and professionally so that LEADTEK's Trade-marks will retain their value in the market place.

    15.4 On a monthly basis, the Distributor will submit to LEADTEK a comprehensive sales forecast covering the next six (6) month period for all Products.

    15.5 On a quarterly basis, the Distributor will supply LEADTEK with information summarizing significant marketing activity, trends and conditions.

    15.6 During the term of this Agreement, the Distributor shall secure a minimum quarterly quota of orders for Products within the Territory. The minimum quarterly order quota shall be set forth in Schedule "C". The Distributor, to maintain its exclusivity, shall be obligated to purchase and pay for such minimum quarterly commitment, to be satisfied by submitting orders reflective of these quantities to LEADTEK. Placing purchase orders and fulfilling payment conditions consistent with minimum quarterly quotas outlined, as well as complying with all other terms and conditions of this Agreement ensures maintenance of exclusive distribution rights by the Distributor. The exception to this is that for one quarter during the duration Of the Agreement, the Distributor may procure 80% of the minimum Quarterly quota without invalidating its exclusive distribution rights.


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    15.7 On a monthly basis, the Distributor shall supply LEADTEK with a list of
         Products sold and their destinations by zip code or state (Point of Sale Report).

    15.8 The Distributor will maintain an adequate and representative inventory of the Products to insure an exemplary level of customer service.

    15.9 The Distributor will maintain adequate service facilities to execute Product support and implement RMA procedures in an efficient manner to meet customer's service requirements.

    15.10 The Distributor will use best efforts to promote the Products through media advertising, trade shows, internet, seminars, public relations activities, direct sales or any other means designed to bring them to the attention of potential customers.

    15.11 The Distributor will keep LEADTEK informed regarding conditions in the Territory relevant to the sale of the Products, including marketing trends, competing products, rules and regulations affecting the sale or use of the Products and all extraordinary events relating to the Products.

    15.12 The Distributor will refer to LEADTEK all inquiries regarding the sale or use of the Products outside the Territory.

    15.13 Except with the prior written approval of LEADTEK, the Distributor shall not make sales or deliveries of the Products to purchasers who are located outside the Market or the Territory unless otherwise agreed by LEADTEK. LEADTEK will allow Distributor to make sales to other territories so long As there is no exclusive distributor with marketing or sales activities being Implemented in those territories.

    15.14 The Distributor hereby represents and warrants to and covenants with LEADTEK that the Distributor is and shall be for so long as the Agreement is in effect, in compliance with all federal, state and local laws, regulations, orders, decrees, rulings and judgments applicable to the Distributor's ability to perform its obligations hereunder.


    16   RESTRICTIONS ON AUTHORITY

    16.1 The Distributor has no authority, under any circumstances, either expressed or implied, to incur any liability or obligations on behalf of LEADTEK, including, but not limited to:

    16.2 Making any quotations on any special Products, modifications to standard Products, special engineering or systems without a written quotation from LEADTEK;


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    16.3 Binding LEADTEK to any contract of employment. The Distributor is solely responsible for its own sales persons and its representatives, and for their actions. The Distributor has no authority to endorse checks or commercial papers, or to carry any accounts in the name of LEADTEK;

    16.4 Making any warranties or representations to third parties with regard to the Products without LEADTEK's prior written approval.


    17   INSPECTION BY MANUFACTURER
         The Distributor agrees that LEADTEK shall have the right to inspect the manner of use of the Trade Marks and Confidential Information (as herein defined) by the Distributor and the quality of the Distributor's distribution of the Products in connection with which the Trade marks and the Confidential Information are used. The Distributor also agrees that LEADTEK shall have the right to review any documents or items which are to be made available to the public which contain the Trade Marks and Confidential Information, including, without limitation, advertising, promotional materials and devices and contract forms. LEADTEK agrees to designate an employee to review all such documents or items. The Distributor shall consult regularly with LEADTEK's designated representative on the proper and appropriate use of the Trade Marks and Confidential Information in all such documents or items and shall submit representative samples thereof for written approval.


    18   INDEMNIFICATION BY THE DISTRIBUTOR AND BY LEADTEK
    18.1 The Distributor agrees, during and after the term of this Agreement, to indemnify and to hold LEADTEK harmless from and against any and all loss, damage, liability and costs and expenses (including reasonable attorney's fees and expenses) in connection therewith incurred by LEADTEK as a result of any breach of this Agreement by, or any act of omission or commission on the part of, the Distributor or any of its agents, servants or employees, from all claims, damages, suits or rights of any persons, firms or corporations arising from the operation of the business of the Distributor.

    18.2 LEADTEK agrees, during and after the term of this Agreement, to indemnify and and to hold the Distributor harmless from and against any and all loss, damage, liability and costs and expenses (including reasonable attorneys' fees and expenses) in connection therewith incurred by the Distributor as a result of any breach of this Agreement by, or any act of omission or commission on the part of, LEADTEK or any of its agents, servants or employees, from all claims, damages, suits or right of any persons, firms or corporations arising from the operation of the business of LEADTEK


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    19   LEADTEK RESPONSIBILITIES
    19.1 LEADTEK will provide the Products to the Distributor at the prices listed in Schedule "B" hereto.

    19.2 LEADTEK will provide technical support to the Distributor via telephone consultations during normal business hours of LEADTEK.

    19.3 LEADTEK will use reasonable efforts to provide assistance to the Distributor In special customer situations, when so requested, subject to the availability of LEADTEK's own resources.

    19.4 LEADTEK will support the Distributor by assisting in sales and marketing through joint calls and literature, at times reasonably satisfactory to LEADTEK.

    19.5 LEADTEK hereby represents and warrants to and covenants with The Distributor That Leadtek is and shall be for so long as this Agreement is in effect, in compliance with all federal, state and local laws, regulations, orders, decrees, rulings and judgments applicable to Leadtek's ability to perform its obligations hereunder.


    20   RESERVATION OF RIGHTS BY LEADTEK
         LEADTEK reserves the right, in its sole discretion and without thereby incurring any liability to Distributor, to modify or upgrade the Products as it sees fit during the term of the Agreement. Modification or upgrade of the "Products" may be implemented for many reasons including improving reliability and/or compatibility of the Products, enhancing Products performance, and substituting integral components of the Products with replacement components similar in function. If LEADTED upgrades the Products in a manner that reduces the Products ability to be used by Distributors customers, LEADTEK agrees to supply Distributor Products that do not contain the modification or upgrade for the term of this agreement.


    21   FORCE MAJEURE
         LEADTEK and the Distributor shall not be liable for delays in delivery or failure to manufacture due to causes beyond their reasonable control. Such causes may include, but are not restricted to Acts of God, fires, floods, strikes, accidents, riot, war, government interference, rationing allocations and embargoes. In the event of a delay, the date or dates for performance of this Agreement shall be extended for a period equal to the time lost by reason of delay, provided that either party who is not affected by any of such causes may terminate the Agreement immediately upon written notice to the other party should any of such causes last over 60 days.


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    22   WARRANTY
    22.1 LEADTEK warrants that for a period of twelve (12) months from the date of Shipment to the Distributor, the Products shall be free from defects in material and workmanship. Any claim for defect in material or workmanship shall be submitted promptly in writing and shall include an explanation of the circumstances leading to such claim. Upon receipt and verification of such claim, and upon LEADTEK taking possession of this defective Product, LEADTEK shall take action to correct such defect by repair and/or replacement with a turnaround time for such corrective action taking no more than twenty-one days. LEADTEK's liability under this warranty is limited to repair or replacement of defective parts, and that liability shall in no case exceed the initial purchase price of the applicable Product.

    22.2 The above warrant is based on all work being done at LEADTEK's plant. If the Distributor wishes LEADTEK to accomplish any corrections or rework at the Distributor's plant or any other facility designated by the Distributor, regardless of the responsibility of said defect, the Distributor agrees to compensate LEADTEK at is prevailing Field Service man/day rate, plus travel, per diem, and local transportation costs.

    22.3 If a defect is determined by LEADTEK to have been caused by the Distributor, The Distributor's customer, or by other equipment under the control of the Distributor, the Distributor shall pay all repair or replacement costs.

    22.4 The Distributor shall be responsible for return transportation and the safe arrival of all items returned to LEADTEK under this warranty, except pursuant to section 11.1.2.

    22.5 There are no other warranties, expressed or implied, including any warranty of merchantability, non-infringement of third party rights and/or fitness for a particular purpose.


    23   INDEMNITY
    23.1 LEADTEK agrees to defend the Distributor in any suit brought against it alleging that the Products sold hereunder, uncombined with non-LEADTEK equipment directly infringe United States Patent, United States Trademark, United States Copyright or other United States intellectual property right owned by others, provided LEADTEK is promptly notified, given assistance required and permitted to direct the defense. Further, LEADTEK will pay any judgment based on such infringement, rendered in such by final judgment of a court of last resort, but shall have no liability for settlements or costs incurred without its written consent.


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    23.2 If the Distributor's use of the Product is enjoined, or in the event that LEADTEK desires to minimize its liabilities hereunder, LEADTEK may, at its option, either substitute other equally suitable articles, modify the Products so that they no longer infringe, obtain for the Distributor the right to continue their use, or accept return of the articles. In the latter event, LEADTEK will reimburse to the Distributor the purchase price actually paid.

    23.3 The foregoing constitutes the entire liability of LEADTEK for any infringement of any intellectual property of a third party. No indemnity shall apply to equipment or Product made or modified to the Distributor's or their customer's own specifications or design.


    24   CONSEQUENTIAL DAMAGES
         In no event shall LEADTEK be liable to the Distributor or to the Distributor's employees, officers, directors, shareholders, customers or affiliates for any incidental or consequential damages, including, without limitation, or any loss, damage, claim, liability or expense, of any kind or nature, caused directly or indirectly by the furnishing of services or Products pursuant to this Agreement, or by any interruption of service, or loss of use thereof or for any loss of business or damage to the Distributor or end user whatsoever and however caused, even LEADTEK is aware of the risk of such damages.

    24.1 In no event shall Distributor be liable to LEADTEK or to LEADTEK's employees, officers, directors, shareholders, customers or affiliates for any incidental or consequential damages, including, without limitation, or any loss, damage, claim, liability or expense, of any kind or nature, caused directly or indirectly by the furnishing of services or Products pursuant to this agreement, or by any interruption of service, or loss of use thereof or for any loss of business or damage to LEADTEK or end user whatsoever and however caused, even if Distributor is aware of the risk of such damages.


    25   TERMINATION OR CANCELLATION
         The term of this agreement shall be for an initial period of eighteen
         (18) months from its Effective Date as the date appear on the first page, and in the event that Distributor faithfully performs its entire obligation required hereby. At any time during the initial term or any extended term of this Agreement either party shall have termination right except for the reason as stated in Section 25.1. The Agreement shall automatically expire at the end of the said period.

    25.1 Termination by the Distributor. The Distributor may, upon ten (10) days prior Written notice to LEADTEK, terminate this Agreement and/or any Purchase Order issued hereunder if:


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         25.1.1 LEADTEK fails to perform any material provision of this
         Agreement for thirty (30) days after written notice of such failure has been provided by the Distributor to LEADTEK and fails to cure such failure within such thirty (30) day period; or

         25.1.2 Any receiver of any property of LEADTEK shall have been appointed; LEADTEK shall have made an assignment for the benefit of creditors; LEADTEK shall have made any assignment or have had a receiving order made against it under the applicable bankruptcy laws; LEADTEK shall have become bankrupt or insolvent; LEADTEK shall have made application for relief under the provisions of any statute now or hereafter in force concerning bankrupt or insolvent debtors; or any action whatever, legislative or otherwise, shall have been taken with a view to the winding up, dissolution or liquidation of LEADTEK.

    25.2 Termination by LEADTEK. LEADTEK may, by ten (10) days prior written Notice to the Distributor, terminate this Agreement if the Distributor fails to:

         25.2.1 Pay invoices submitted by LEADTEK within the time specified herein for fifteen (15) days after written notice of such failure has been provided by LEADTEK to the Distributor; or

         25.2.2 Meet the minimum commitment level as specified I Section 15.6;

         25.2.3 Perform any material provision of this Agreement for thirty (30) days after written notice of such failure has been provided by LEADTEK to the Distributor; or

    25.3 Any receiver of any property of the Distributor shall have been appointed; the Distributor shall have made an assignment for the benefit of creditors; the Distributor shall have made any assignment or have had a receiving order made against it under the applicable bankruptcy laws; the Distributor shall have become bankrupt or insolvent; the Distributor shall have made application for relief under the provisions of any statute now or hereafter in force concerning bankrupt or insolvent debtors; or any actions whatever, legislative or otherwise, shall have been taken with a view to the winding up, dissolution or liquidation of the distributor.

    25.4 Continuing Obligations

         25.4.1 In the event of termination of this Agreement, LEADTEK shall in no event be excused from performing in accordance with its terms and the terms of this Agreement, all open Purchase Orders for Products to the extent such Purchase Orders have not been terminated. The Distributor's sole obligation with respect to such Purchase Orders shall be to pay for the Products delivered pursuant thereto that have been accepted in writing by the Distributor. Except for such obligation, the Distributor shall have no liability to LEADTEK whether based on this Agreement or a Purchase order or any other basis whatsoever.

         25.4.2 In the event of the termination of this Agreement for any reason except pursuant to Section 26.1.2 hereof, all rights and interest granted to the Distributor by LEADTEK under the terms of this Agreement shall immediately revert to LEADTEK and the Distributor shall within thirty (30) days after said termination return to LEADTEK, at the Distributor's expense, all written documents of LEADTEK of whatever kind including drawings and copies of any kind made thereof by anybody, relating to the Products or the sale thereof. The Distributor agrees that, in the event of such termination it will immediately discontinue and no longer use in any manner whatsoever any of LEADTEK's documents or Confidential Information received hereunder relating to the Products and that it will immediately discontinue the sale of the Products except those already purchased and the use of the Trademarks of LEADTEK.

         25.4.3 In the event of the termination of this Agreement, all rights and interest granted to LEADTEK by the Distributor under the terms of this Agreement shall immediately revert to Distributor.

    25.5 Survival of Provisions.
         The following provisions shall survive the termination of this Agreement for whatever reasons: Sections 1, 8.1, 8.3, 10.1, 11, 12, 13, 14, 16, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31 and 32.


    26   GENERAL CONDITIONS
    26.1 No amendment, change or revision, or discharge of this agreement shall have any Force or effect unless set forth in writing and signed by duly authorized representatives of both parties.

    26.2 The sale of Products covered by this agreement does not convey any license, By implication, estoppels or otherwise, under any proprietary, patent, trademark or copyrights of LEADTEK or of the Distributor.

    26.3 ILLEGAL PAYMENTS; The Distributor certifies, and will certify each year, that Distributor does not make payments which are illegal in the USA or in the country in which such payments are made in connection with the political contributions which are illegal in the USA or in the country in which such contributions are made, to any Government, Government official, political party, political candidate, or other political organization.

    27   COMPLETE AGREEMENT
    27.1 This Agreement, including all attachments, constitutes the entire agreement Between the parties with respect to the subject matter hereof, and supersedes all previous communications, representation, understanding, and agreements, either oral or written between the parties or any official or representative thereof. This Agreement shall be modified only by the instrument in writing and signed by duly authorized representatives of both parties.

    27.2 Notwithstanding any other provisions in this agreement to the contrary, LEADTEK shall indemnify, defend and otherwise hold harmless the Distributor from all cost, loss, damage, liability, or expense of whatsoever nature, including attorney's fees, arising from or in any way connected with any proceeding (legal or equitable) or claim brought or asserted against the Distributor by any third party arising from or in any way connected with the design, materials or manufacture of Products purchased under this agreement by the Distributor, provided that such proceeding or claim did not arise from any conduct or omission of the Distributor.

    27.3 Notwithstanding any other provisions in this agreement to the contrary, the Distributor shall indemnify, defend and otherwise hold harmless LEADTEK from all cost, loss, damage, liability, or expense of whatsoever nature, including attorney's fees, arising from or in any way connected with any proceeding (legal or equitable) or claim brought or asserted against LEADTEK by any third party arising from or in any way connected with the conduct or omission of Distributor, other than those arising from the conduct or omission of LEADTEK.


    28   NOTICES
    28.1 All notifications, reports, requests for changes, or additions to this Agreement Shall be in writing and addressed as follows:

         The Distributor:                   VISEON PVT, Inc.
                                            8700 North Stemmons Freeway
                                            Suite 310
                                            Dallas, TX 75247



         LEADTEK:                           LEADTEK RESEARCH, Inc.
                                            46732 Lakeview Blvd.
                                            Fremont, CA 94538

    28.2 Addresses may be modified at any time by written notification from one party to the other party. Any such notice or other communication shall be deemed given and effective when delivered personally or by e-mail or three (3) days after the postmark date if mailed by certified or registered mail, postage prepaid, return receipt requested, addressed to a party as stated above.

    28.3 SEVERABILITY
         If any provision herein shall be held to be invalid or unenforceable for any reason, such provision shall, to the extent of such invalidity or unenforceability, be severed, but without in any way affecting the remainder of such provisions or any other provision contained herein, all of which shall continue in full force and effect.

    28.4 ASSIGNMENT
         The delegation or assignment by either party hereto of any or all of its duties, obligations or rights hereunder, without the prior written consent of the other party hereto, shall be void. However, nothing herein shall be construed to prevent LEADTEK from assignment its right to receive payments due it under the terms of this Agreement.


    29   GOVERNING LAW
         This Agreement and all disputes and suits related thereto shall be governed by and construed and interpreted in accordance with the laws of the State of California without regard to any conflicts of law rules.


    30   NO WAIVER
         No delay or failure by either party to exercise or enforce at any time any right or provision of this Agreement shall be considered a waiver thereof or of such party's right thereafter to exercise or enforce each and every right and provision of this Agreement. A waiver to be valid shall be in writing, but need not be supported by consideration.


    31   RELATIONSHIP OF THE PARTIES
         The relationship between LEADTEK and the Distributor shall be that of vendor and purchaser; neither party hereto, its agents and employees, shall under no circumstances be deemed agents or representatives of the other party hereto and neither party hereto shall have any right to enter into any contracts or commitments in the name or on behalf of the other party hereto or to bind the other party hereto in any respect whatsoever.

    32   MISCELLANEOUS
    32.1 Unless otherwise specified herein, all payments required to be made hereunder Shall be made in United States funds.

    32.2 Time shall be of the essence of this Agreement and of each and every part Hereof.



IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.




LEADTEK RESEARCH, INC.                      VISEON PVT, INC.

By: /s/ Hun Shen Yue                        By: /s/ John Harris
    ------------------------------              ------------------------------
        Hun Shen Yue                                John Harris

Title:  VP Operations                               President

Date: September 19, 2002                    Date: October 07, 2002
    ------------------------------              ------------------------------


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